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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the references to our firm under the caption "Experts" in Post Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-61279) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference of our reports dated February 5, 1997, except for Note N, as to which the date is March 4, 1997, with respect to the consolidated financial statements and schedule of ProNet Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities Exchange Commission.


                                          ERNST & YOUNG LLP


April 14, 1997


Dallas, Texas